Exhibit 10.5

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”), entered into as of this 7th day of January, 2016, by and between PIONEER SAVINGS BANK with an office at 21 Second Street, Troy, NY 12180 (“Purchaser”), and HOMESTEAD FUNDING CORP., with an office at 8 Airline Drive, Albany, New York 12205 (“Seller”). When Purchaser and Seller are referred to collectively within this Agreement they will be referred to as “Parties”.

WHEREAS, Seller is a New York State licensed mortgage bank in the business of originating and selling residential mortgage loans secured by mortgages on real property in New York State; and

WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser certain Mortgage Loans originated within certain counties of New York pursuant to the terms, conditions and provisions of this Agreement, and the Purchaser’s standard underwriting guidelines and other written requirements, as they may be amended or supplemented from time to time (hereinafter “Purchaser’s Guidelines”); and

WHEREAS, Seller acknowledges receipt of the Purchaser’s Guidelines, which is attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of and in reliance upon the mutual covenants, representations, warranties and covenants set forth in this Agreement, and intending to be legally bound hereby, Seller and Purchaser hereby agree as follows:

I.	PURCHASE AND SALE OF MORTGAGE LOANS. In accordance with and subject to the terms, conditions, provisions, covenants, representations, warranties and agreements set forth in this Agreement, Purchaser shall from time to time, in its sole discretion, purchase from Seller together with all rights related thereto, including servicing rights, interest in insurance policies and escrow account rights (hereinafter collectively referred to as “Mortgage Loans”), and all documents related thereto including, without limitation, the Note or similar loan document which (collectively, the “Mortgage”), and all related documents including specifically the application, verification documents, Federal and State disclosures, appraisal, Loan Estimate and Closing Disclosure, along with all origination, underwriting, closing, sale, transfer and other documents, including without limitation, all intervening assignments, title insurance policies and/or certificates of title and proof of hazard insurance and flood insurance coverage, if applicable (collectively, “Loan Documents”). The primary target counties covered by this Agreement are: Albany, Saratoga, Schenectady and Rensselaer. The secondary counties are counties that are contiguous to the primary target counties and include, Washington, Warren, Hamilton, Fulton, Montgomery, Schoharie, Greene, and Columbia counties; although Purchaser will consider purchasing Mortgage Loans from other counties from time to time on a case by case basis. The Parties agree that they will work out a suitable procedure for registering Mortgage Loans to be purchased and sold pursuant to this Agreement.

II.	REQUIREMENTS. Seller warrants that to the extent required, all aspects of its advertising, origination, underwriting, closing, sale and transfer of Mortgage Loans is in compliance with all applicable federal, state and local laws and regulations and all applicable published guidelines and guidance documents of the Federal National Mortgage Association (“FNMA”) and Federal Home Loan Mortgage Corp. (“FHLMC”), and any successor or successors of any such entities or agencies, and Purchaser’s Guidelines, including without limitation all announcements, circulars, mortgagee letters and handbooks establishing requirements applicable to the Mortgage Loans (collectively, “Requirements”).

III.	MORTGAGE LOAN REVIEW, DELIVERY AND PAYMENT

3.1          Submission of Mortgage Package. If Seller desires to sell Mortgage Loans to Purchaser, it shall make an offer to the Purchaser in writing prior to issuing mortgage approval in the manner determined to be appropriate by the Parties accompanied by those Loan Documents and any other items required pursuant to Purchaser’s Guidelines as may be appropriate at that time, for Purchaser’s inspection. In some instances, Seller may be asked by Purchaser to include in the package sent to the Purchaser property and credit information regarding the Borrower and the Mortgaged Property including, without limitation, the 1003 application, credit report, verification documents including the VOE, VOD, copies of pay stubs, tax returns asset account statements and fraud check/OFAC compliance, pre-closing Federal and State disclosures including the Loan Estimate, appraisal, preliminary commitment for title insurance of abstract of title, along with copies of all other origination and underwriting documents as specified in the Purchaser’s Guidelines, which documents collectively will be referred to herein as a “Mortgage Loan Package”. In other instances, Seller may be asked by Purchaser to include such property and credit information regarding the Borrowers as may be available at that point in the mortgage process for the Purchaser’s consideration of the Mortgage Loan. In this latter case, (should Purchaser be interested in purchasing the Mortgage Loan based upon the information submitted), Purchaser may request that a complete Mortgage Loan Package be submitted once the additional documents are available. . Seller represents and warrants to Purchaser that all information submitted to the Purchaser shall be, to the best of Seller’s knowledge, complete, true and accurate.

3.2          Approval of Mortgage Loan by Purchaser. Upon Seller’s tender of a complete Mortgage Loan Package, (as may be required for purchase approval of a Mortgage Loan by Purchaser), decisions as to the acceptability of Mortgage Loans for purchase by Purchaser shall be solely at the discretion of Purchaser. Purchaser shall have no obligation to purchase a Mortgage Loan it has approved until all closing conditions, (“Purchase Conditions”) stated in the purchase approval issued by Purchaser have been met. Unless otherwise agreed to by the Purchaser in writing, the pricing on purchases of Mortgage Loans pursuant to this Agreement shall be pursuant to the Purchaser’s then-current rate sheet. Purchaser shall have a reasonable time to accept each Mortgage Loan offered and if not accepted within that time frame, the Seller shall have the right to withdraw the offer in writing. If Purchaser agrees to purchase any Mortgage Loans offered by the Seller, the Purchaser shall provide suitable confirmation of the purchase decision in such manner as the Parties determine to be appropriate.

3.3          Mortgage Loan Delivery. Seller shall use its best efforts to close each Mortgage Loan that Purchaser has elected to purchase pursuant to this Agreement. Seller agrees that the delivery date as agreed may only be extended by Purchaser’s written amendment. Seller agrees that delivery of a Mortgage Loan closed after notification of Purchaser’s election to purchase such Mortgage Loan is mandatory, unless Purchaser elects to waive its rights. If Seller does not deliver a Mortgage Loan upon which Purchaser has elected to purchase as provided for herein, and the Mortgage Loan actually closes, Purchaser may require that Seller pay and reimburse Purchaser for any and all losses (including lost profit), expenses and damages incurred by Purchaser as a result of non-delivery of the Mortgage Loan. Within fifteen (15) calendar days following the closing, (or such longer or shorter time period as may be determined by the Parties), the Mortgage Loans and Loan Documents shall be delivered to the Purchaser, and Seller shall release and deliver to Purchaser all of the file documents relating to the Mortgage Loans so transferred, each of which shall include: the original Note duly endorsed to Purchaser, and any modifications or amendments thereto; the original recorded Mortgage, together with either an original assignment of the Mortgage in favor of Purchaser in recordable form, or an appropriate registration and transfer of the Mortgage to Purchaser through “MERS” (Mortgage Electronic Registration Systems), transmitted with a MIN Summary evidencing that Purchaser is MERS-record Investor and Servicer, or as Purchaser may otherwise require; the original title insurance policy, including such endorsements as Purchaser may require to evidence the transfer of the Loan Documents to Purchaser; or any other documents which Purchaser may reasonably require.

3.4.          Cancellation of Mortgage Loan Purchase. Purchaser may cancel any intended purchase of a Mortgage Loan after Purchaser has provided Seller with confirmation of its decision to purchase it if Purchaser believes, in good faith, that Seller has breached any material term or condition of this Agreement as to a Mortgage Loan offered by Seller for purchase. In this event, Purchaser may void the purchase transaction by giving written notice thereof to Seller at any time prior to payment for a Mortgage Loan, which notice shall be effective upon mailing, e-mailing or telefaxing. Seller may also cancel a purchase transaction if, within a reasonable time after receipt, Seller does not accept the Purchase Conditions related to such Mortgage Loan, by providing written notice thereof to Seller at any time prior to closing of the affected Mortgage Loan.

3.5          Payment by Purchaser. Purchaser shall pay for approved Mortgage Loans in accordance with the deadlines and procedures set forth in Purchaser’s Guidelines. A copy of the current version of the Purchaser’s Guidelines is attached hereto and made a part hereof as Exhibit A. Purchaser shall be relieved of any obligation to purchase any Mortgage Loan which upon delivery, does not meet the requirements of this Agreement.

3.6          Notice of Approval or Declination. The Parties understand that Seller alone shall have the right and responsibility of providing all Mortgage approvals and/or Adverse Action Notices to Borrowers whose application for credit may become subject to Seller’s offer to sell Mortgage Loans to Purchaser pursuant to the terms of this Agreement. This Agreement is intended to and does govern the Parties’ secondary market transactions with respect to Mortgage Loans, as such transactions are understood in the mortgage banking industry and within the meaning of 12 C.F.R. §1024.5. Until required to acknowledge the transfer of Mortgage Loan servicing from Seller to Purchaser pursuant to 12 U.S.C. §2605 and communicate with Borrowers thereafter, the Purchaser shall have no right to contact Borrowers prior to Seller’s delivery of the Mortgage Loan to Purchaser and Purchaser’s payment of the purchase price to Seller. Procedures regarding the foregoing may be modified in writing from time to time upon the agreement of the Parties.

IV.	SELLER’S GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller represents, warrants and covenants to Purchaser that as of the date of this Agreement, as of the closing date of each Mortgage Loan, and as of the date of purchase of each and any Mortgage Loan by the Purchaser, with respect to each Mortgage Loan:

4.1          Organization. Seller is and will remain duly organized, validly existing and in good standing under the laws of the state of New York and will remain qualified to do business and in good standing in any other jurisdiction where such qualification is required.

4.2          Qualification. Seller has obtained and will maintain in effect all permits, registrations, qualifications and licenses (“licenses”) necessary to carry on its business in accordance with applicable laws and regulations. Seller is duly licensed, qualified and in good standing to carry on the type of business conducted by Seller in all states where the property which secures the Mortgage Loans is located, except to the extent Seller is exempt from such licensure or qualification requirements. Seller shall at all times have on file with Purchaser a copy of each of Seller’s licenses and qualifications authorizing Seller to do business in the jurisdictions relevant to the Mortgage Loans being offered for sale to Purchaser. Notwithstanding the foregoing, Seller warrants and represents that it is properly licensed as a Mortgage Banker with the New York State Department of Financial Services (NYS DFS) and will maintain such licensure with NYS DFS. Seller will notify Purchaser immediately if it ceases to maintain its licensure with NYS DFS.

4.3          Authority. Seller has the requisite power and authority to enter into this Agreement, to conduct the business and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the conduct of the business and the consummation of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate or other organizational action, and are not and will not violate, be prohibited by, result in a breach of, constitute a default under, or require any additional governmental, regulatory or other approval under Seller’s organizational documents, or otherwise, or under any regulatory order, any financing, sale, trust, customer or other type of agreement or understanding by which Seller or any of its shareholders, directors, officers, partners or principals is bound. This Agreement is a legally binding agreement, enforceable against the Seller in accordance with its terms.

4.4          Licenses and Approvals. All federal, State, local and agency licenses, qualifications, consents and approvals required for the execution and delivery of this Agreement, the conduct of the business and the consummation of the transactions contemplated hereby in accordance with applicable laws and regulations have been obtained and will be maintained in full force and effect.

4.5          Change of Ownership. Not less than fifteen (15) days prior to a change in ownership of twenty-five percent (25%) or more of the ownership interest of Seller, Seller shall notify Purchaser of such change, together with the name, address and telephone number of both the old and new owners of such interest.

4.6          Mortgage Loans. Seller has fulfilled all Requirements and has otherwise complied in all respects with the laws, regulations and licensing requirements applicable to the Mortgage Loans and to the conduct of Seller’s business in all relevant jurisdictions, and has filed with the proper authorities all required documents and instruments, statements, reports and returns. All Mortgage Loans transferred to the Purchaser shall be free and clear of all liens, charges or encumbrances created by or affecting the Seller.

4.7          Suits and Proceedings. Seller is not subject to any action, suit, proceeding or investigation, pending or threatened, or to any order, judgment, decree or injunction of a court of regulatory body, which may, either individually or in the aggregate, result in any material adverse change in the business or financial condition of Seller, draw into question the validity of this Agreement or any action taken or to be taken by Seller hereunder, or impair the ability of the Seller to perform hereunder, or prevent or delay any transaction contemplated by this Agreement, or call into question the validity of, encumber or otherwise adversely affect any Mortgage Loan. In the event Seller becomes subject to any such action, suit, proceeding or investigation, order, judgment, decree or injunction, or if Seller becomes subject to any suspension, fine or other disciplinary action, Seller must notify Purchaser thereof within five (5) business days of the day Seller is informed thereof.

4.8          Seller Solvent. Seller is solvent (meaning both that Seller’s assets exceed its liabilities, and that Seller is able to satisfy its debts as they become due), and the execution of this Agreement and consummation of the transactions contemplated hereunder will not render Seller insolvent. Seller will remain solvent and no sale of any Mortgage Loan will be undertaken with the intent to hinder, delay or defraud any of Seller’s creditors.

4.9          Financial Statements. Within ninety (90) days of the end of each of Seller’s fiscal years, Seller shall submit to Purchaser its then current financial information which will include its audited financial statements for the prior year.

4.10        Purchaser Not Liable. The execution of this Agreement, the conduct of the business and the consummation of the transaction contemplated hereby will not subject Purchaser to any liability, duty or obligation arising from acts or omissions of Seller, its shareholders, officers, directors, or partners, agents or employees, or to any liability, duty or obligation to which Seller is, or has been or will be bound, except the duties and obligations of Seller to mortgagor under the terms of any Mortgage Loans purchased by Purchaser and the laws and regulations applicable thereto.

4.11        Use of Third Parties to Provide Core Services. If Seller engages the services of any third party who will provide significant core services during the processing, underwriting and closing of a Mortgage Loan, which will be sold to Purchaser under this Agreement, it shall provide Purchaser with a list of such third parties and the core services that are to be provided. Purchaser shall be notified in writing of any material change in the third parties providing such core services for the Seller.

V.	MORTGAGE LOAN REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller further represents, warrants and covenants as of the date of purchase of each Mortgage Loan by the Purchaser, with respect to each and every Mortgage Loan (and all related Loan Documents) as follows:

5.1          Mortgage Conforms. Seller has the authority under applicable law and regulations in all jurisdictions, including the state of New York, relevant to the Mortgage Loan being offered to Purchaser to transact and do business and to make the type of Mortgage Loan at the interest rate(s) and with the adjustments provided in the Note and Mortgage. The Mortgage Loan, including all Loan Documents related thereto, conforms in all respects to this Agreement, including, without limitation, the Requirements.

5.2          Origination and Ownership. Seller itself originated directly the Mortgage Loan offered for sale to Purchaser pursuant to this Agreement, Seller alone holds the Mortgage Loan free and clear of any and all liens, charges, or other security interests or encumbrances of any nature and has full right and authority to sell and assign the same pursuant to this Agreement. No sale, pledge, participation, servicing or other agreement has been entered into with respect to the Mortgage Loan.

5.3          Mortgage First Lien Status. The Mortgage for the Mortgage Loans represents a valid and subsisting first lien upon the real property described therein, free and clear of all liens and encumbrances (except for liens for real estate taxes and special assessments not yet due and payable), and there are no rights outstanding that would give rise to any such liens at any time throughout the term of the Mortgage Loan.

5.4          Accurate Description and Appraisal. The Mortgage Loan is secured by a parcel of property described in the appraisal included as part of the Loan Documents, and the collateral is completely and accurately described. The improvements on the mortgaged property are accurately reflected in such appraisal, are in existence and lie wholly within the boundaries and building restriction lines of the mortgaged property, and no improvements on adjoining properties encroach thereupon. Each appraisal included in the Loan Documents has been prepared by an appraiser duly licensed and certified as required under applicable law.

5.5          Improvements Lawful. At origination, no improvement on all or any part of the mortgaged property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required with respect to the use and occupancy of the mortgaged property had been made or obtained, and the mortgaged property was lawfully used and occupied as a 1-4 family residence under FHA, VA, FNMA and FHLMC requirements and Purchaser’s Guidelines.

5.6          No Rescission, Set-Off or Counterclaim. The Mortgage Loan is not subject to, nor has there been asserted, any right of rescission, set-off, counterclaim or defense. Neither the operation of any of the terms of the Note, Mortgage or other documents, nor the exercise of any right thereunder will render the Note or Mortgage or any other document unenforceable, in whole or in part, or subject to any right of rescission, set- off, counterclaim or defense.

5.7          Enforceability. Each Mortgage Loan is evidenced by a duly executed Note, one or more Mortgage instruments (including all riders and addenda) and such other instruments, documents and agreements as are necessary to create a fully enforceable obligation secured by residential real property, and have been duly and properly executed by the mortgagor and all other persons necessary to undertake the debt and perfect the lien on the mortgaged property. The Note, Mortgage and other documents are genuine, and each is a bona fide, legal, valid and binding obligation of the maker thereof, fully enforceable in accordance with its terms under applicable Federal and state law, and each is free of fraud of any type. The Note, the Mortgage and each of the other documents has been drawn up, executed and made in accordance with all applicable Federal, state and local laws and the Requirements, and such has been done by one or more parties with full legal capacity to do the same.

5.8          Usury. Each of the Mortgage Loans is free of usury and in compliance with applicable Federal or state law and regulations.

5.9          Compliance with Laws and Regulation. A. Seller’s Compliance Certification. Seller has complied with all Federal, state and local laws and regulations, and the Requirements, in each case as applicable to the Mortgage Loans and the Loan Documents, including but not limited to Sections 1098 and 1100A of the Dodd Frank Act as implemented by the CFPB in 12 CFR Parts 1024 and 1026 providing for the Integrated Mortgage Disclosures under the Real Estate Settlement Procedures Act (Reg. X) and the Truth in Lending Act (Reg. Z), the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Reporting Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the National Flood Insurance Act, and all laws, regulations or rules concerning assignment, recordation and title. Complete and accurate documentation to evidence such compliance, including completed disclosures, notices, acknowledgements of receipt of disclosures and notices, and recorded assignments, is included among the Loan Documents delivered to the Purchaser.

B. Seller agrees to permit Purchaser to make site visits at the Seller’s principal office location to review for compliance with all federal and state compliance requirements. Seller will also make a representative selected by Seller available to talk with one of the Purchaser’s regulators regarding Seller’s operations and compliance procedures from time to time while this Agreement is in effect.

5.10        Protection of Title to Mortgages. All documents, instruments, filings and recordings which are necessary to protect Purchaser’s sole right, title and interest in and to the Mortgage Loans and the Loan Documents have been duly executed and made prior to the Closing Date of each Mortgage Loan, including all assignments, showing a complete chain of title from origination to Purchaser, with evidence of recording thereon, and all required filing fees, recording fees, taxes and other assessments, including all such assessments as may be required by the adjustable rate or other alternative features of any Mortgage Loan have been paid.

5.11        Title Standards and Insurance. Each Mortgage Loan is covered at all times by a mortgagee title insurance policy meeting FHA, VA, FNMA and FHLMC title standards, reflects only permissible exceptions, and meets the requirements of the Purchaser’s Guidelines. The first lien status of each Mortgage Loan is insured at the maximum loan balance permitted under the Mortgage Loan, each title insurance policy insures the first priority of any Mortgage Loan (including alternative types of Mortgage Loans) and includes all applicable endorsements, and otherwise meet all Requirements.

5.12          FNMA/FHLMC/Purchaser’s Guidelines Documents and Standards. The Note, Mortgage and all other documents relative to the Mortgage Loan, and all aspects of Seller’s origination, underwriting, appraisal, closing, sale, transfer and other handling of the Mortgage Loan conform and comply with current requirements, unless otherwise agreed by the parties in writing.

5.13          Hazard and Flood Insurance. All buildings upon the mortgaged property are insured at all times against loss by fire, flood, hazards of extended coverage and such other hazards for which Purchaser may require insurance. Such insurance policies must meet all Requirements.

5.14          Proceeds Disbursed. The proceeds of the Mortgage Loan has been fully disbursed and there is no requirement for future advances thereunder. All on-site improvements are completed and related escrow funds disbursed; provided, however, that the applicable escrow account shall have been established and maintained in accordance with applicable law and regulations and shall have been appropriately funded. The unpaid principal balance of the Mortgage Loan is as stated, and all costs, fees and expenses incurred in originating, closing and transferring the Mortgage Loan, including assignment and recordation costs, have been paid.

5.15          Customary Provisions. The Note, the Mortgage and other documents contain customary and enforceable provisions permitting the holder thereof rights and remedies adequate to realize against the mortgaged property the benefits of the security whether by judicial foreclosure, trustee’s sale or otherwise. There is no homestead or other exemption available, which would interfere with the right to foreclose upon or to sell the mortgaged property at a trustee’s sale.

5.17          No Defects. There are no defects, impairments or conditions which in any way affect or diminish the legal right to enforce the Note, the Mortgage and all other documents, or which in any way affect or impair the status of the Mortgage Loan or the collectability thereof.

5.18          No Defaults. The Mortgage Loan is not in default, nor is it fifteen (15) or more days past due. All payments due through the last due date before the applicable Closing Date and all taxes, assessments, insurance premiums, water, sewer and municipal charges, leasehold payments, ground rents and similar charges have been paid on a current basis. There is no default, breach or event of acceleration existing under the Note, the Mortgage or any other document and no event which, with the passage of time and/or giving notice would constitute a default, breach or event of acceleration, and Seller has not waived any event of a default, breach or event of acceleration. No collateral for a Mortgage Loan and no Mortgage Loan is subject to any legal, regulatory or insurance claim, investigation, proceeding or critique or to any threatened or actual foreclosure, bankruptcy, legal process, litigation or other attack, nor does Seller have any information or indication, written or otherwise, that any of the foregoing may be commenced.

5.19          Escrow Deposits. There exist no escrow deposit or payment deficiencies and no escrow deposits, payments or other charges or payments have been capitalized under the Mortgage Loan.

5.20          No Modifications. No modification, subordination, settlement, compromise or cancellation has been effected with respect to any Note, Mortgage or other document and no special promise or consideration has been made to any borrower, mortgagor, guarantor or other obligor. Seller has not acted or omitted to act in any way which would waive or estop or otherwise impair the rights or ability of Purchaser to fully enforce the obligation or which would impair any mortgagee’s escrow account or which would otherwise impose upon the owner of any Mortgage Loan nay responsibility in excess of those imposed by the language of the Note and Mortgage.

5.21          Assignment of Mortgages. All Loan Documents related to the Mortgage Loan have been taken, issued and executed by the Seller in its own name. The Notes, Mortgages, endorsements, assignments and other documents, instruments and agreements executed and delivered by Seller to Purchaser to sell, assign, deliver and transfer the Mortgage Loans to Purchaser are legally sufficient and proper and have transferred to Purchaser full, complete and continuous right, title and interest in and to the Mortgage Loans, including all rights and documents related thereto.

5.22          First Day Payment. Each Mortgage Loan is payable on the first day of each month.

5.23          No Adverse Circumstances. There are no circumstances or conditions with respect to the Note, the Mortgage or any other document, the borrower, the mortgagor, the guarantor or any other obligor that can be reasonably expected to cause FHA, FNMA, FHLMC or a private investor, as appropriate, to regard the Mortgage Loan as unacceptable, cause the Mortgage Loan to become delinquent or adversely affect the marketability of the Mortgage Loan.

VI.	INDEMNIFICATION. Seller hereby indemnifies and agrees to defend and hold Purchaser harmless from and against any and all claims, demands, damages, losses, liabilities, suits, actions, investigations, proceedings and expenses (including attorney’s fees, costs and disbursements) resulting from, arising out of or otherwise related to Seller’s negligence, willful misconduct, deception or fraud with regard to any action or inaction of Seller (including Seller’s employees and agents) hereunder. The indemnification obligations of Seller hereunder shall survive the termination of this Agreement.

VI.	PURCHASE CONDITIONS. Purchaser’s obligation to complete the purchase of any Mortgage Loans pursuant to this Agreement shall be subject to certain conditions being fulfilled with respect to each Mortgage Loan as of the date of purchase.

7.1          Seller’s Delivery. Seller shall have delivered all Loan Documents, including without limitation, the Note, the Mortgage, all assignments showing a complete chain of title from origination to Purchaser, with evidence of recording thereon, all escrow amounts, evidence of insurance coverage running to Purchaser and such other documents, instruments, moneys and papers duly executed, endorsed, assigned, or otherwise completed, including as may be prescribed in the Purchaser’s Guidelines.

7.2          Recording Office Delay. In the event that Seller cannot deliver to Purchaser a duly recorded assignment of Mortgage or any other document required to be recorded under this Agreement on the applicable Closing Date solely because of a delay cause by the public recording office where such document(s) has been delivered for recordation, Seller shall deliver to Purchaser a copy of each such document(s) with a statement thereon signed by an executive officer of the Seller certifying each to be a true and correct copy of document(s) delivered to the appropriate recording official for recordation. Seller shall deliver to Purchaser such recorded documents(s) with evidence of recording indicated thereon immediately after Seller received such documents, but in any event, no later than one hundred twenty (120) days from the applicable Closing Date. Further, Seller shall use its best efforts to pursue delivery of any such recorded documents that have not been delivered to Purchaser within sixty (60) days and shall copy Purchaser on any correspondence in that regard.

7.3          Real Property Taxes, Insurance and Escrows. All installments of real property taxes and assessments due and payable up to sixty (60) days after the date of purchase shall be paid in full, and warranted by Seller as paid in full, and all escrow balances shall be calculated pursuant to Purchaser’s formula, as set forth in the Purchaser’s Guidelines.

7.4          Costs and Expenses. Seller will arrange for the payment of all costs and expenses of the sale and transfer of the Mortgage Loan and the perfection of Purchaser’s title thereto including, without limitation, (a) costs of preparing and recording assignments, (b) sales, transfer and other taxes, and (c) all other assessments, costs, fees and disbursements.

7.5          Representations, Warranties and Covenants. All representations, warranties and covenants of Seller to Purchaser shall be true and complete.

VIII.	COSTS, EXPENSES AND FEES. Except as otherwise provided in this Agreement, each party respectively shall pay all costs, expenses, fees and commissions incurred by it in connection with performing its services and obligations under this Agreement.

IX.	PROPRIETARY INFORMATION. In fulfilling their respective obligations under this Agreement, either party may learn trade secrets or confidential information of the other party. Each party covenants and agrees to guard such trade secrets and other confidential information and agrees during the term of this Agreement and thereafter not to divulge such confidential information or trade secrets to any other person or entity. However, nothing contained herein shall prevent any party hereto from otherwise using such information for its own account, either during or after the time of performance of this Agreement.

X.	TERMINATION. Either party may terminate this Agreement with or without cause upon Thirty (30) calendar days’ prior written notice to the other; provided however, that the provisions of Articles II, IV, V, VI, VIII and IX shall survive any such termination.

XI.	GENERAL PROVISIONS.

11.1          No Merger. The terms, provisions and conditions of this Agreement shall not merge upon any date of purchase, but shall continue in full force and effect.

11.2          Notices. Any demands, notices or communications required or permitted by this Agreement, including notices of changes in the Purchaser’s Guidelines, shall be deemed to have been duly given if personally delivered at, or mailed by prepaid first class mail to, or sent by overnight air express to, or sent by facsimile transmission to the respective parties as follows, except service of legal process will only be accepted by delivery as outlined in the NYS Civil Practice Law and Rules:

To Seller:	Homestead Funding Corp. 8 Airline Drive Albany, NY 12205 Fax: 518-464-1141 ATTN: Michael Rutherford Fax: 518-292-1141 Title: President & CEO or Emailed to Jane Borbee at jborbee@homesteadfunding.com

With a Copy to:	Law Offices of Richard C. Miller, Jr., PLLC Post Office Box 12155 Albany, NY 12212 Fax: 518-292-1635 ATTN: Richard C. Miller, Jr., Esq. Email: rcmiller@rcmillerjrlaw. com

To Purchaser:	Pioneer Savings Bank 21 Second Street Troy, NY 12180 Fax: 518-274-1060 ATTN: Joseph Fleming Title: Chief Lending Officer or Emailed to Jerilee Beaudoin at beaudoinj@pioneerbanking.com

With a Copy to:	Frank C. Sarratori, EVP, CAO and General Counsel 21 Second Street Troy, New York 12180 sarratorif@pioneerbanking.com or at such other addresses as may from time to time be furnished by any party to other parties hereto.

11.3          Changes in Purchaser’s Guidelines. Purchaser reserves the right to cancel, change, amend and/or modify any and all requirements, specifications and policies set forth in the Purchaser’s Guidelines upon written notice to Seller, but in no event less than thirty (30) days’ notice.

11.4          No Broker. Purchaser and Seller represent that no broker’s or finder’s fee or other commission is due in connection with the transactions evidenced hereby or described herein.

11.5          No Partnership or Agency; Non-Exclusivity. Purchaser and Seller are independent contractors, and neither their relationship pursuant to a separate Joint Marketing Agreement nor this Agreement shall not be construed to constitute a partnership, joint venture or agency between the parties. Nothing in this Agreement shall limit the right of either party to originate, purchase, or sell or enter in any agreement with any other party relating to the origination, purchase or sale of mortgage loans or interests therein.

11.6          Entire Agreement. This Agreement supersedes any prior negotiations, offers or terms and supersedes and incorporates all representations, promises and statements, oral or written, made in connection with the subject matter of this Agreement. Subject to Purchaser’s right to modify the Purchaser’s Guidelines, no modification, rescission, release or amendment of any provision of this Agreement shall be made except by a written agreement executed by duly authorized officers of Seller and Purchaser respectively.

11.7          Waiver. Purchaser may waive any term or condition of this Agreement or the Purchaser’s Guidelines, but only by a written waiver specifying the nature and terms of such waiver. No such waiver shall extend to any subsequent or other event or to any other term or condition, nor shall any delay by Purchaser in exercising, or any failure to exercise, any right arising under the Agreement or the Purchaser’s Guidelines adversely affect or impair Purchaser’s rights thereunder.

11.8          Assignment. This Agreement or any part or interest therein shall not be assigned by Seller without the prior written consent of the Purchaser. Purchaser may assign this Agreement without consent. Without limiting the foregoing, this Agreement shall be binding upon the parties’ successors and assigns.

11.9          Governing Law. The rights and obligations of the parties under this Agreement shall be construed under and governed by the laws of the State of New York, without application of its principles of conflicts of laws. The parties further agree that the Supreme Court for the State of New York in Albany or Rensselaer shall have sole and exclusive jurisdiction and venue over any disputes arising hereunder and the parties expressly consent to the jurisdiction of said courts.

11.10        Illegality. Should any one or more provisions of this Agreement or the Purchaser’s Guidelines be determined to be illegal or unenforceable by a court of competent jurisdiction, all other provisions shall remain effective.

11.11        Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed shall be an original and all of which together shall constitute one and the same Agreement. The Memoranda may be executed and delivered in facsimile or e-mail without requiring delivery of original signatures.

11.12        Insurance. Seller represents that it presently maintains and will maintain during the term of this Agreement all necessary errors and omissions insurance coverage as appropriate, d. Seller shall provide proof of such insurance coverage to Seller on the date of execution of this Agreement, at least annually thereafter, and as reasonably requested by Purchaser.

11.13          Customer Privacy, Information Security and Breach of Customer Information. Seller warrants and represents that it is familiar with the FFIEC Interagency Guidelines Establishing Information Security Standards (Security Standards). The Parties recognize, however, that Seller, as a mortgage bank, is not subject to the Security Standards and instead is subject to very similar information security standards promulgated by the Federal Trade Commission (hereinafter “FTC”). Seller states that it implements and maintains appropriate security measures designed to meet the objectives of the Information Security requirements promulgated by the FTC. Seller agrees to protect and maintain non-public personal information as defined in and in accordance with the Gramm-Leach-Bliley Act and the information security requirements that it is subject to as a mortgage bank. In addition, Seller agrees to promptly notify Purchaser if it experiences a data breach incident as set forth in NYS General Business Law section 899-aa that relates to a Mortgage Loan which is to be sold to Purchaser under this Agreement. Seller shall notify Purchaser if any data belonging to customers of purchased loans has been breached. Such notification shall include the names of any impacted individuals and the type of information that was breached.

11.14          Customer Complaints. If Seller receives any customer complaints for a loan sold to Purchaser pursuant to this Agreement, Seller shall promptly respond to such customer and shall provide Purchaser with a copy of the customer complaint and Seller’s response. On a quarterly basis, Seller shall provide Purchaser with a report, summarizing such customer complaints, Seller’s response and the status and resolution of such complaints.

11.15          Use of Bank Premises. Registered Mortgage Loan Originators (MLOs) employed by Seller may utilize office space at a branch office maintained by Purchaser, to meet with prospective borrowers referred to Seller by Purchaser. Use of such office space shall be coordinated in advance by the MLO with the appropriate branch manager or designee. Use of such office is limited to use of the physical office, and the MLO is not permitted to utilize Purchaser’s computers or network access, provided, however, that an MLO may make photocopies or utilize a fax machine. An MLO may only use Purchaser’s office space to meet with a prospective Pioneer Bank borrower’s.

11.16          Business Continuity. Seller warrants and represents to Purchaser that it maintains a business continuity plan for continuing services in the event of an operational failure, whether caused by natural or man-made disaster, and maintains appropriate protections for backing up information. Results of testing of Seller’s business continuity plans shall be forwarded to Purchaser upon receipt within five business days.

11.17          Ownership and License. Except as otherwise set forth in the Agreement, this Agreement does not provide either party with the right to use the other party’s property, data, equipment or software. Intellectual property belonging to each party including, but not limited to, name, logo, trade or service mark, and any other copyrighted material, belongs to the owning party and may not be used by the other party without specific written consent or a contractual agreement between the parties.

11.18          Full Authority. The Parties represent that they are fully authorized to execute this Agreement for and as the act of the respective parties hereto, and that all necessary corporate authorizations, resolutions, or other action has been duly taken by each of the corporate entities signing this Agreement.

11.19          Full Knowledge and Legal Representation. Each party hereto expressly warrants and represents to the other parties that before executing this Agreement said party has fully informed itself of the terms, contents, conditions and effect; that no promises or representations of any kind have been made to it on behalf of the other parties to this Agreement, except as expressly stated herein; that said party has relied solely on its own judgment in executing this Agreement; and that each party hereto has had the opportunity to seek and obtain the advice of legal counsel before entering into this Agreement.

11.20          Interpretation. No provision in this Agreement shall be interpreted for or against any party because that party or that party’s legal representative drafted the provision.

11.21          Cooperation and Additional Documents. The parties hereto agree to cooperate with one another regarding the purchase and sale of Mortgage Loans and in the event any future documentation may be necessary to implement the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered all as of the date first set forth above.

HOMESTEAD FUNDING CORP.	PIONEER SAVINGS BANK
(“Seller”)	(“Purchaser”)

By:	/s/ Michael Rutherford	By:	/s/ Thomas L. Amell
Name:	Michael Rutherford	Name:	Thomas L. Amell
Its:	President & CEO	Its:	President & CEO